                                                                    EXHIBIT 10.7


                              COMMERCIAL TERM NOTE

$250,000.00                                                 Salem, New Hampshire
                                                                 August 30, 1996

1.       Promise to Pay.

         In the manner hereinafter specified, the undersigned ("Maker") unconditionally promises to pay to the order of First NH Bank (along with its successors and assigns referred to as "Bank") the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), together with interest thereon at the Applicable Interest Rate (defined below) from the date hereof until payment in full (computed on the basis of the actual number of days elapsed over a year of 360 days).

2.       Interest and Principal Payments.

         2.1  Applicable Interest Rate.

              The Applicable Interest Rate shall be equal to one-half percent (.5%) per annum ("Increment") above the following Index: lowest Wall Street Journal Prime Rate, so-called, as adjusted from time to time. For purposes of calculating the Applicable Interest Rate hereunder, the "Wall Street Journal Prime Rate" shall mean the prime rate (the base rate on corporate loans at large U.S. money center commercial banks) as published in the Money Rates section of the Wall Street Journal or other equivalent publication if the Wall Street Journal no longer publishes such information (if more than one such prime rate is published on any given day, the lowest of such published rates shall be the Wall Street Journal Prime Rate for purposes of this Note) ("Index"). If the Index shall cease to exist, Bank may set the Applicable Interest Rate by using a different increment and comparable index.

         2.2 The Applicable Interest Rate shall adjust ("Payment Change Date") as follows:

              each time and as of the time that the Index changes without notice to Maker each time the Index changes.

         2.3  Interest Payments.  Interest shall be paid as follows:

              interest included in the Blended Installment provision set forth below.

         2.4 Principal Payments. The Principal Balance shall be due and payable as follows:

              Blended Installments. Principal and interest shall be paid in thirty-six (36) equal monthly installments based on an amortization over thirty-six (36) months commencing on September 30, 1996, and continuing on the same day of each month thereafter with a final payment of all unpaid principal and interest due on August 30, 1999. Upon a Payment Change Date, using a standard amortization table for declining balance loans, the monthly payment shall be adjusted to equal monthly blended payments of principal and interest required to amortize a loan in the amount of unamortized principal outstanding at the Payment Change Date at the new Interest Rate established over the remainder of the term.

3.       Application of Payments and Prepayment.

         Prepayment. Maker may prepay the principal balance prior to maturity in accordance with the following terms:

         at any time without penalty.

         All payments by Maker hereunder shall be applied first to outstanding late and other charges, then to accrued interest, then to Principal currently due, the balance to prepayment of Principal. No prepayment of less than the full unpaid balance shall relieve Maker of his obligation to pay his next installment hereunder.

4.       Late Payment.

         Maker shall pay to the Bank a late charge of five percent (5%) of any installment not received by the Bank within ten (10) days after such installment is due.

5.       Set-Off.

         Bank shall have the right of set off against and a security interest in all deposits and other property of Maker which are maintained with Bank.

6.       Events of Default and Remedies on Default.

         Upon any of the following Events of Default, this Note shall become immediately due and payable without further notice or demand:

         6.1 failure to make any payment hereunder when due or failure to pay any other obligation of Maker to the Bank, now existing or subsequently arising, including, but not limited to the obligations of Maker to the Bank pursuant to the Demand Note between the parties of even date;

         6.2 upon the earlier to occur of: (i) notice of default under the Series B Agreement, and (ii) commencement of an action by the Series B Preferred Stockholders for breach of the Series B Agreement;

         6.3 any default under any instrument executed in connection with this Note or under any other document now or subsequently evidencing indebtedness of Maker to the Bank not cured in accordance with applicable cure periods;

         6.4 any transfer, attachment or other interference with a substantial portion of Maker's assets (except for sales of inventory and replacement of equipment in the ordinary course of business);

         6.5 death of any individual Maker or dissolution or liquidation of any corporate, partnership or trust Maker; or

         6.6 insolvency of Maker; appointment of a receiver of Maker's property, assignment for the benefit of creditors, commencement of any proceeding under bankruptcy or similar laws relating to the relief of debtors, voluntary or involuntary.

7.       Waivers.

         Maker and all sureties, endorsers and guarantors of this Note hereby waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, and agree to pay all costs of collection when incurred including court costs (including bankruptcy and probate proceedings) attorney's fees together with interest thereon at the Applicable Interest Rate. Interest at the Applicable Interest Rate or the rate of interest on judgments as prescribed by New Hampshire RSA 336:1, whichever is greater, shall be deemed to continue to accrue at said rate from the maturity date hereof (whether by acceleration, institution of suit for collection or otherwise) until this Note is paid in full.

8.       General Provisions.

         No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right, or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. This
Note is fully negotiable. In the event any payment received by Bank shall be deemed to have been a voidable preference or fraudulent conveyance then the obligations of the undersigned shall survive and shall not be discharged by said payment notwithstanding return to Maker of this original Note. This Note shall be governed by the laws of the State of New Hampshire. The obligations of the undersigned, if more than one, shall be joint and several. The unenforceability of any provision herein shall not effect the enforceability of any other provision herein. This Note shall inure to the benefit of and be binding upon the successors and assigns of Bank and Maker. This Note shall have the effect of an instrument executed under seal. This Note shall continue in full force and effect until all Liabilities are satisfied in full and Bank is no longer obligated to make advances to Maker, even if the amount of the Liabilities at any time is zero.

WITNESS:                                    Omtool Ltd. - MAKER


___________________________________         By:_________________________________
                                            Address:____________________________
                                            ____________________________________